UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2002

                                                            ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

     Delaware                                                              1-4996                                                      34-0868285
(State or other jurisdiction of                      (Commission File Number)                                  (I.R.S. Employer
   incorporation or organization)                                                                                              Identification No.)

       One Allied Drive, Little Rock, Arkansas                                                                                          72202
     (Address of principal executive offices)                                                                                          (Zip Code)

     Registrant's telephone number, including area code                                                                  (501) 905-8000

                                                                              Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 2.     Acquisition or Disposition of Assets

In its Current Report on Form 8-K dated October 31, 2001, ALLTEL Corporation ("ALLTEL" or the "Company") reported that the Company had agreed to purchase wireline properties serving about 600,000 customers in Kentucky from Verizon Communications Inc. ("Verizon") for $1.9 billion in cash. The wireline properties would overlap ALLTEL's existing wireless service areas in northeast Kentucky. Following the receipt of all regulatory approvals, ALLTEL and Verizon completed the purchase transaction on August 1, 2002. The addition of the Kentucky wireline properties increases ALLTEL's total local telephone lines to more than 3 million.

In its Current Report on Form 8-K dated March 19, 2002, ALLTEL reported that it had agreed to purchase all of the wireless properties owned by CenturyTel, Inc. ("CenturyTel") for $1.65 billion in cash. Upon closing of the transaction, ALLTEL would add more than 700,000 customers and expand its wireless footprint into new markets across Arkansas, Louisiana, Michigan, Mississippi, Texas and Wisconsin. On August 1, 2002, ALLTEL announced that it had completed the purchase of wireless properties in six states from CenturyTel for $1.57 billion in cash. The reduced purchase price paid for the CenturyTel properties from the previously announced price of $1.65 billion reflected the exclusion of certain non-managed wireless interests. With the addition of the new wireless properties, ALLTEL's total wireless customers increased to more than 7.5 million. Also included in the wireless transaction are minority partnership interests in cellular operations of about 1.8 million proportionate POP's, or potential customers, and PCS licenses covering 1.3 million POP's in Wisconsin and Iowa.

To finance these acquisitions, the Company (i) utilized net proceeds of approximately $1.34 billion from the issuance of 27.7 million equity units at $50 per unit in early May 2002, (ii) net proceeds of approximately $1.47 billion from the issuance of $1.5 billion of unsecured long-term debt consisting of $800.0 million of 7.0 percent senior notes due July 1, 2012 and $700.0 million of 7.875 percent senior notes due July 1, 2032, and (iii) financed the remainder of the purchase price from the issuance of commercial paper.

A copy of the press release issued by ALLTEL announcing the completion of the purchase transactions with Verizon and CenturyTel is attached hereto as Exhibit 99(a) and is incorporated by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Exhibits.

                99(a) Press Release dated August 1, 2002 of ALLTEL Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            ALLTEL CORPORATION
(Registrant)

                             By: /s/ Jeffery R. Gardner
Jeffery R. Gardner
Senior Vice President - Chief Financial Officer
(Principal Financial Officer)
August 6, 2002

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits	Page Number

99(a)	Press Release of ALLTEL Corporation dated August 1, 2002	5

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